                                                                    Exhibit 23.3


                 Consent of The Daniel Professional Group, Inc.

     As independent public accountants, we hereby consent to the use of our audit of the financial statements of Blue Rhino Corporation as of July 31, 1994, and for the initial period beginning July 1, 1994 and ending July 31, 1994 and to the reference to us under the heading "Experts" in Blue Rhino Corporation's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on September 30, 1998.



                                  /s/ The Daniel Professional Group, Inc.
                                  -------------------------------------------
                                  The Daniel Professional Group, Inc.



Winston-Salem, North Carolina
September ___, 1998